UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2025

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 - 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

(250) 765-6424

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2025, Lexaria Bioscience Corp. (the “Company”) and JonesTrading Institutional Services LLC (the “Agent”) entered into Amendment No. 1 (the “Amendment”) to the Capital on Demand™ Sales Agreement between the parties originally entered into on August 21, 2024 (the “Original Agreement” and, as amended by the Amendment, the “Sales Agreement”). The Amendment amends the Original Agreement to (i) amend the defined term “Registration Statement” to refer to the Company’s current active registration statement on Form S-3 (333-284407) and (ii) provide that the Company may issue and sell, from time to time, up to $5,000,000 in aggregate principal amount of shares (the “Shares”) of the Company’s common stock through or to the Agent, as the Company’s sales agent or principal. The Original Agreement had provided for the issue and sale of up to $20,000,000 in aggregate principal amount of shares.

Any Shares to be offered and sold under the Sales Agreement will be issued and sold by methods deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Act”), or in negotiated transactions, if authorized by the Company.

Subject to the terms of the Sales Agreement, the Agent will use reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time, or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement. The Company will pay the Agent a commission of 3.0% of the gross sales price of the Shares sold pursuant to the Sales Agreement, if any. The Company has agreed to reimburse the Agent for certain specified expenses as provided in the Sales Agreement and has also agreed to provide the Agent with customary indemnification and contribution rights in respect of certain liabilities, including liabilities under the Act. The Sales Agreement also contains customary representations, warranties and covenants.

The offering of the Shares will terminate upon the earliest of (a) the issuance and sale of all of the Shares by the Agent on the terms and subject to the conditions set forth in the Sales Agreement or (b) the termination of the Sales Agreement by either of the parties thereto.

The sale of Shares, if any, under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-284407), which was filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2025, and declared effective on January 30, 2025, and a prospectus supplement to the base prospectus forming a part of such registration statement, which was filed by the Company with the Commission on February 5, 2025.

The foregoing description of the Amendment and Sales Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Amendment and Original Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and Exhibit 1.1 to the Company’s Current Report on Form 8-K filed August 22, 2024, respectively, and is incorporated herein by reference. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and are solely for the benefit of the parties to such agreement.

Sichenzia Ross Ference Carmel LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the Shares to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

2

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Amendment to the Capital on Demand™ Sales Agreement, dated as of February 5, 2025, by and between Lexaria Bioscience Corp. and JonesTrading Institutional Services LLC
23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in the opinion filed as Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2025

LEXARIA BIOSCIENCE CORP.
/s/ Richard Christopher
Name: Richard Christopher
Title: Chief Executive Officer

4